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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2004 (except Note 1, as to which the date
is       , 2004), in the Registration Statement (Form S-l No. 333-112539) and
related Prospectus of Barrier Therapeutics, Inc. for the registration of 5,000,000 shares of its common stock.


                                             Ernst and Young LLP

MetroPark, New Jersey


The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in Note 1 to the financial statements

                                             /s/ Ernst & Young LLP

MetroPark, New Jersey
April 8, 2004